                                                                    EXHIBIT 5.1


                                November 27, 2000



Juno Online Services, Inc.
1540 Broadway
New York, NY 10036

            Re: Juno Online Services, Inc. Registration Statement on Form S-3 for 10,000,000 Shares of Common Stock

Ladies and Gentlemen:

            We have acted as counsel to Juno Online Services, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 10,000,000 shares of the Company's Common Stock (the "Shares") to The Kingston Limited Partnership (the "Selling Stockholder") pursuant to a Common Stock Investment Agreement, dated as of October 6, 2000 (the "Investment Agreement"), and the sale of the Shares by the Selling Stockholder pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

            This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3.

            We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Investment Agreement and the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

                                                      Juno Online Services, Inc.
                                                                          Page 2


            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                         Very truly yours,

                                         /s/ Brobeck, Phleger & Harrison LLP
                                         -----------------------------------
                                         BROBECK, PHLEGER & HARRISON LLP